Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics International Reports Fourth Quarter and Fiscal Year 2013 Financial Results

MADISON, WIS., March 10, 2014 - Cellular Dynamics International, Inc. (CDI; Nasdaq:ICEL), a developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications, today reported financial results for the fourth quarter and for the fiscal year ended December 31, 2013.
“We continue to be pleased with the revenue growth of the company. Total revenues for the fiscal year ended December 31, 2013, increased 81% when compared to last year and average sales to our top 10 customers increased by 87% over the same period," said Bob Palay, Chairman and CEO of CDI.
“A growing number of pharmaceutical, biotech and CRO companies are adopting CDI’s products for their research programs. During the year ended December 31, 2013, CDI sold to 150 customers up from 128 for the year ended December 31, 2012. Our top 10 customers averaged $830,000 in revenue for the year ended December 31, 2013, up from $445,000 for the same period last year. CDI achieved an important milestone when one of its customers, Eli Lilly and Company, generated over $2.0 million in revenue in a single year. In addition, we also sold products to Nestle S.A. under our first supply agreement with a world leading food company. We believe these results add to the growing evidence that our iCell® and MyCell® products are becoming an industry standard for manufactured human cells.
"Strategically, during the year CDI continued to make solid commercial progress in selling into both the in vitro market with our growing portfolio of iCell products and into the stem cell banking market. During the fourth quarter we announced the $6.3 million contract with Coriell, which supplements our existing $16 million project with the California Institute for Regenerative Medicine (CIRM) to make iPS cell lines from 3,000 donors. Our announced projects with the Jain Foundation and The Hamner Institutes for Health Sciences provide further evidence of the traction we're getting with our MyCell products within the stem cell banking market. All of these projects take advantage of our proprietary episomal programming methodology, for which we received an issued patent during the fourth quarter of 2013."
Fourth Quarter 2013 Selected Financial Results
Revenue. Total revenues for the fourth quarter of 2013 were $4.2 million compared to $2.9 million for the fourth quarter of 2012, an increase of 41%. Total revenues grew for three principal reasons: 1) increased unit sales of the Company’s iCell products, 2) significant increases in Collaborations, partnerships and other revenues arising from our center of excellence agreements with Eli Lilly and Company and AstraZeneca UK Limited, and 3) sales of new cell types in early release testing with our customers. Lastly, we also recognized our first revenues from our contract with CIRM.
Costs and expenses. Cost of product sales as a percentage of Product sales declined from 54% in the fourth quarter of 2012 to 27% in the fourth quarter of 2013. As a consequence, gross margin from product sales remained attractive at 73% for the quarter.
Total costs and expenses (excluding Cost of product sales) were $9.8 million for the fourth quarter of 2013 compared to $7.5 million for the fourth quarter of 2012, an increase of 31%. This growth is attributable principally to an increase in materials expense within our research and development organization, an increase in staffing within our sales and marketing organization and to general and administrative costs attributable to or triggered by our initial public offering.
Net loss. For the fourth quarter of 2013, Net loss was $6.7 million, or $0.43 per share, compared with a Net loss of

$5.8 million, or $3.35 per share, for the fourth quarter of 2012. Weighted average shares outstanding for the fourth quarter of 2013 was 15,756,363 versus 1,733,651 for the fourth quarter of 2012. The difference in weighted average shares outstanding is principally attributable to both the common shares issued in our IPO and the conversion of our Series A and Series B preferred stock to common shares immediately prior to the consummation of our IPO.
Fiscal Year 2013 Results
Revenue. Total revenues for the year ended December 31, 2013, were $11.9 million compared to $6.6 million for the year ended December 31, 2012, an increase of 81%. Growth in Total revenues is primarily attributable to growth in unit sales of the Company’s iCell products and significant increases in Collaborations, partnerships and other revenues from our center of excellence agreements with Eli Lilly and Company and AstraZeneca UK Limited and sales of new cell types in early release testing with our customers.
Costs and expenses. Cost of product sales as a percentage of Product sales declined from 40% for the year 2012 to 29% for the year 2013. Consequently, gross margin from product sales increased from 60% for the year 2012 to 71% for the year 2013.
Total costs and expenses (excluding Cost of product sales) were $33.8 million for the year 2013 compared to $26.7 million for the year 2012, an increase of 27%. This growth is attributable principally to an increase in materials expense within our research and development organization, an increase in staffing within our sales and marketing organization and to general and administrative costs attributable to or triggered by our initial public offering.
Net loss. For the year 2013, Net loss was $25.0 million, or $3.17 per share, compared with a Net loss of $22.3 million, or $12.89 per share, for the year 2012. Weighted average shares outstanding for the year 2013 was 7,878,060 versus 1,727,086 for 2012. The difference in weighted average shares outstanding is principally attributable to both the common shares issued in our IPO and the conversion of our Series A and Series B preferred stock to common shares immediately prior to the consummation of our IPO.
Cash and cash equivalents. At December 31, 2013, Cash and cash equivalents totaled $62.0 million.
Conference Call and Webcast
CDI will host a conference call and webcast at 8:00 a.m. EDT, March 11, 2014.  The conference call may be accessed by dialing (877) 312-5886 for domestic callers and (206) 453-2872 for international callers. Please specify to the operator that you would like to join the Cellular Dynamics Fourth Quarter and Fiscal Year 2013 Financial Results Call, or reference conference ID# 3865935. The conference call also will be webcast live under the investor relations section of CDI's website at www.cellulardynamics.com, and will be archived there for approximately one year.
About Cellular Dynamics International, Inc.
Cellular Dynamics International, Inc. (CDI) is a leading developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications. CDI’s proprietary iCell Operating System (iCell O/S) includes true human cells in multiple cell types (iCell products), human induced pluripotent stem cells (iPSCs) and custom iPSCs and iCell products (MyCell Products). CDI’s iCell O/S products provide standardized, easy-to-use, cost-effective access to the human cell, the smallest fully functioning operating unit of human biology. Customers use our iCell O/S products, among other purposes, for drug discovery and screening; to test the safety and efficacy of their small molecule and biologic drug candidates; for stem cell banking; and in the research and development of cellular therapeutics. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI’s facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.

Forward-looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Cellular Dynamics International, Inc., including statements regarding our revenue growth and market acceptance of our products, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," ”believe,” "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our product development efforts, actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Cellular Dynamics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Cellular Dynamics' Annual report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2014, which risks are incorporated herein by reference, and as may be described from time to time in Cellular Dynamics' subsequent SEC filings.

Cellular Dynamics International, Inc.
Balance sheets (Unaudited)
(Dollars in thousands, except per share amounts)	December 31, 2012	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$33,900	$62,029
Accounts receivable, net	2,658	3,318
Inventories	2,381	3,884
Prepaid expenses and other assets	662	964
Total current assets	39,601	70,195
Property and equipment, net	873	2,052
Goodwill	6,817	6,817
Intangible assets, net	4,195	4,122
Debt issuance costs, net	—	199
Other assets	10	10
Total	$51,496	$83,395

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,035	$1,811
Accrued liabilities	1,830	3,361
Deferred revenue	570	1,439
Current maturities of long-term debt	336	18
Total current liabilities	3,771	6,629
Long-term debt, less current portion	734	11,879
Commitments and contingencies
Shareholders' equity:
Series A Convertible preferred stock, $0.01 par value — authorized, 28,413,291 shares at December 31, 2012 and none at December 31, 2013; issued and outstanding, 2,914,187 shares at December 31, 2012 and none at December 31, 2013	28,191	—
Series B Convertible preferred stock, $0.01 par value — authorized, 70,512,809 shares at December 31, 2012 and none at December 31, 2013; issued and outstanding, 7,232,092 shares at December 31, 2012 and none at December 31, 2013	91,413	—
Preferred stock, $0.01 par value — authorized, none at December 31, 2012 and 10,000,000 shares at December 31, 2013; no shares issued and outstanding, at December 31, 2012 and December 31, 2013	—	—
Common stock, $0.0001 par value — authorized, 135,715,623 at December 31, 2012 and 100,000,000 at December 31, 2013; issued and outstanding, 1,733,651 shares at December 31, 2012 and 15,757,725 shares at December 31, 2013	—	2
Additional paid-in capital	9,451	171,907
Accumulated deficit	(82,064)	(107,022)
Total shareholders' equity	46,991	64,887
Total	$51,496	$83,395

Cellular Dynamics International, Inc.
Statements of operations (Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2012	2013	2012	2013
Revenues:
Product sales	$2,286	$2,482	$5,178	$7,998
Collaborations, partnerships and other revenues	657	1,677	1,404	3,886
Total revenues	2,943	4,159	6,582	11,884

Costs and expenses:
Cost of product sales	1,241	678	2,089	2,302
Research and development	3,949	4,949	14,301	16,622
Sales and marketing	1,323	1,806	4,398	6,516
General and administrative	2,227	3,093	8,024	10,707
Total costs and expenses	8,740	10,526	28,812	36,147

Loss from operations	(5,797)	(6,367)	(22,230)	(24,263)

Other (expense) income:
Interest expense	(7)	(347)	(34)	(716)
Other income	(1)	1	—	21
Total other expense	(8)	(346)	(34)	(695)

Net loss	$(5,805)	$(6,713)	$(22,264)	$(24,958)

Net loss per share of common stock, basic and diluted	$(3.35)	$(0.43)	$(0.01)	$—
Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	1,733,651	15,756,363	1,727,086	7,878,060

MEDIA CONTACTS:
Joleen Rau
Senior Director, Marketing & Communications
Cellular Dynamics International, Inc.
(608) 310-5142
jrau@cellulardynamics.com

Investor Relations
Gitanjali Jain Ogawa
The Trout Group, LLC
(646) 378-2949
gogawa@troutgroup.com
Source: Cellular Dynamics International, Inc.